EXHIBIT 23.1

Ronald R. Chadwick, P.C.
Certified Public Accountant
2851 South Parker Road
Suite 720
Aurora, Colorado  80014
Phone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the Registration Statement of Regalworks Media, Inc. (formerly Amerelite Solutions, Inc.) on Form S-8 of my Report of Independent Registered Public Accounting Firm dated March 30, 2013 on the financial statements of Regalworks Media, Inc. for the years ended December 31, 2012 and 2011, and for the period from July 26, 1994 (Inception) through December 31, 2012.

RONALD R. CHADWICK, P.C.
Aurora, Colorado
September 23, 2013	/s/ Ronald R. Chadwick, P.C.